SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                               EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]      FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
-------------------------------------------------------------------------------
Check the appropriate box:
[ ] Preliminary  Proxy  Statement
[X] Definitive  Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to  ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential,  for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)

                                Vicor Corporation
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                             [VICOR CORPORATE LOGO]

                                 April 27, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held:

                DATE:    June 24, 1999
                TIME:    5:00 P.M. Local Time
                PLACE:   Andover Country Club
                         60 Canterbury Street
                         Andover, Massachusetts

     The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the Annual Meeting. The accompanying Proxy Statement contains a discussion of the matters to be voted upon at the Annual Meeting. At the Annual Meeting your management will report on the operations of the Corporation, and directors and officers of the Corporation will respond to questions that stockholders may have.

     The Board of Directors encourages you to promptly complete, date, sign, and return your Proxy Card. Return of the Proxy Card indicates your interest in the Corporation's affairs. If you attend the Annual Meeting and wish to vote your shares in person you may revoke your proxy at that time.


                                            Sincerely Yours,


                                            /s/ PATRIZIO VINCIARELLI
                                            ------------------------
                                            President and Chairman of the Board

                                VICOR CORPORATION
                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 24, 1999

                           --------------------------

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Vicor Corporation (the "Corporation") will be held on Thursday, June 24, 1999 at 5:00 p.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, for the following purposes:

     1. To fix the number of Directors at six and to elect six Directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

     2. To consider and act upon any other matters which may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on April 30, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed Proxy Card which is being solicited by the Board of Directors and to mail it promptly in the enclosed envelope. Any proxy may be revoked by a writing delivered to the Corporation stating that the proxy is revoked or by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person by notifying the Secretary, even if they have previously delivered a signed proxy.



                                             By Order of the Board of Directors


                                             MARK A. GLAZER
                                             Secretary
Andover, Massachusetts
April 27, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                VICOR CORPORATION

                                25 FRONTAGE ROAD
                          ANDOVER, MASSACHUSETTS 01810
                            TELEPHONE (978)470-2900


                                 PROXY STATEMENT
                   FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 24, 1999

                                                                  April 27, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vicor Corporation (the "Corporation") from holders of the outstanding shares of capital stock of the Corporation for use at the 1999 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 24, 1999 at 5:00 p.m., at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will consider the matters set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about May 14, 1999. The Board of Directors has fixed the close of business on April 30, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of March 31, 1999, there were outstanding and entitled to vote 29,282,073 shares of Common Stock and 12,042,409 shares of Class B Common Stock of the Corporation. Each share of Common Stock entitles the holder thereof to one vote per share and each share of Class B Common Stock entitles the holder thereof to ten votes per share. Shares of Common Stock and Class B Common Stock will vote together as a single class on the proposals set forth in this Proxy Statement.

     Stockholders of the Corporation are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed in the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the fixing of the Board of Directors at six and the election of the six nominees for Directors of the Corporation named in this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record may revoke a proxy at any time before it has been exercised by (i) filing a written revocation with the Secretary of the Corporation at the address of the Corporation set forth above; (ii) filing a duly executed proxy bearing a later date; or (iii) appearing in person, notifying the Secretary and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     Shares with respect to which votes have been withheld from any Director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such withheld votes have no legal effect under Delaware law. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the Annual Meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. For purposes of determining whether a particular proposal has passed, abstentions will be treated as votes cast against the proposal and broker non-votes will have no effect on the outcome of the vote.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Corporation may also solicit proxies personally or by telephone without special compensation for such activities. The Corporation will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Corporation will reimburse such holders for their reasonable expenses in connection therewith.

     The Corporation's 1998 Annual Report, including financial statements for the fiscal year ended December 31, 1998, is being mailed to stockholders concurrently with this Proxy Statement.


                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     The Board of Directors of the Corporation has nominated the six individuals named below for election as Directors. Each of the nominees is presently serving as a Director of the Corporation. If elected, the nominees will serve until the 2000 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Proxies will be voted for the nominees named below unless otherwise specified in the proxy. The Board of Directors anticipates that each of the nominees, if elected, will serve as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies solicited hereby will be voted either for the election of another person designated by the Board of Directors or to fix the number of Directors at a lesser number and elect the nominees able and willing to serve. Directors will be elected by a plurality of the votes cast by the holders of Common Stock and Class B Common Stock voting on the election of Directors. Holders of voting rights sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.

     The Board of Directors unanimously recommends a vote "FOR" all of the nominees.

INFORMATION REGARDING NOMINEES

     The following table sets forth certain information as of March 31, 1999 with respect to the six nominees for election to the Board of Directors. Information regarding the beneficial ownership of shares of the capital stock of the Corporation by such persons is set forth under the section of this Proxy Statement entitled "Principal and Management Stockholders."


       NAME                 AGE  DIRECTOR SINCE   PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
       ----                 ---  --------------   ----------------------------------------
Patrizio Vinciarelli.....   52       1981         Chairman of the Board, President and Chief Executive
                                                  Officer of the Corporation.
Estia J. Eichten.........   52       1981         Senior Scientist with the Fermi National Accelerator
                                                  Laboratory in Batavia, Illinois; President of VLT Corporation,
                                                  a wholly-owned subsidiary of the Corporation, since 1987.
Jay M. Prager............   52       1993         Senior Vice President, Technology of the Corporation.
Barry Kelleher...........   50       1999         Senior Vice President, Global Operations of the Corporation.
                                                  Mr. Kelleher was appointed Director on March 12, 1999.
David T. Riddiford.......   63       1984         General Partner of P.R. Venture Partners, L.P., a venture
                                                  capital affiliate of Pell, Rudman & Co., Inc., an investment advisory firm, since 1987; general partner of the general
                                                  partner of Venture Founders Capital, a venture capital
                                                  partnership, since 1984. Mr. Riddiford is currently a
                                                  Director of Datawatch Corporation.
M. Michael Ansour........   45       1993         Managing partner of Langdon Street Capital, L.P., an
                                                  investment limited partnership in New York City, since 1992;
                                                  Vice President of Kellner DiLeo & Co., an investment firm
                                                  in New York City, from 1989 to 1991.


     The Corporation's Board of Directors held three meetings during the fiscal year ended December 31, 1998. Each of the Directors attended more than 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served. The Board of Directors has established an Audit Committee and an Executive Compensation Committee. The Audit Committee held four meetings in 1998. The Audit Committee is composed of Messrs. Ansour, Eichten and Riddiford. The functions of the Audit Committee generally include recommending the appointment of independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, and monitoring the Corporation's internal financial and accounting controls. The Executive Compensation Committee met once in 1998. The Executive Compensation Committee is composed of Messrs. Eichten, Riddiford, and Ansour. The Executive Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the officers of the Corporation and administering the Corporation's stock option and bonus plans pursuant to authority delegated to it by the Board of Directors. The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

DIRECTORS' COMPENSATION

     Directors of the Corporation do not currently receive cash compensation for their service on the Board of Directors. In 1998, each employee Director, other than any Director who held in excess of 10% of the total number of shares of the capital stock of the Corporation (i.e., Mr. Vinciarelli), and each non-employee Director automatically received non-qualified stock options upon election as a Director under the Corporation's 1993 Stock Option Plan (the "1993 Plan"). Such employee Directors and non-employee Directors automatically receive non-qualified stock options to purchase up to 2,000 shares of the Corporation's Common Stock, which become exercisable in five equal annual installments of 400 shares on each anniversary of the date of grant and expire 10 years from the date of grant. Non-employee Directors also receive additional non-qualified stock options to purchase up to 2,000 shares of the Corporation's Common Stock that become exercisable in their entirety one year from the date of grant and expire 15 months from the date of grant. All such options are exercisable at a price equal to the fair market value of the Common Stock at the date of grant. At the 1998 Annual Meeting of Stockholders, the Stockholders approved the Corporation's 1998 Stock Option and Incentive Plan (the "1998 Plan"). To the extent practicable, the Corporation will continue to grant options under the 1993 Plan to non-employee Directors and employees of the Corporation until all of such options have been granted and, thereafter, the Corporation will grant options under the 1998 Plan.

    EXECUTIVE OFFICERS

     Executive officers are elected annually and serve at the discretion of the Board of Directors. The following persons are the executive officers of the Corporation.

     Patrizio Vinciarelli, 52, Chairman of the Board, President and Chief Executive Officer. Dr. Vinciarelli founded Vicor in 1981 and has served as President since that time.

     Jay M. Prager, 52, Senior Vice President, Technology since 1991. Mr. Prager held the position of Vice President, Systems Engineering from 1987 to 1991. Prior to joining the Corporation in 1987, Mr. Prager was Director, New Product Development, at the Modicon Division of Gould, Inc., a manufacturer of industrial control equipment, where he spent a total of nine years in various engineering and engineering management roles.

     Barry Kelleher, 50, Senior Vice President, Global Operations since March 1999. Mr. Kelleher held the position of Senior Vice President, International
Operations from 1993 to 1999. Prior to joining the Corporation in 1993, Mr. Kelleher was employed at Computer Products Inc., a manufacturer of power conversion products, since 1981, where he held the position of Corporate Vice President and President of the Power Conversion Group.

     David W.Nesbitt, 53, Senior Vice President, North and South American Sales since 1995. Mr. Nesbitt held the position of Vice President, Sales from 1989 to 1992 and Vice President, North American Sales from 1992 to 1995. Prior to joining the Corporation in 1989, Mr. Nesbitt was employed at Siliconix, Inc., a manufacturer of integrated circuits, from 1981 to 1989. He held the position of Central Area Manager from 1981 to 1986, at which time he was promoted to Director, North American Sales.

     Mark A. Glazer, 46, Chief Financial Officer, Treasurer, and Secretary since 1997. From April 1998 to March 1999, Mr. Glazer was Acting Vice President, Operations. Mr. Glazer held the position of Vice President, Finance from 1993 to 1997 and Controller of the Corporation from 1988 to 1993. Prior to joining the Corporation in 1988, Mr. Glazer was employed by Analog and Digital Systems, Inc., a manufacturer of home and automotive stereo equipment, from 1983 to 1988, where he held the position of Controller from 1983 to 1986 and the position of Treasurer from 1986 to 1987, at which time he was promoted to Vice President, Finance.

     N. Douglas Powers, 52, Vice President, Chief Information Officer since 1993. Mr. Powers held the position of Director, Management Information Systems of the Corporation from 1989 to 1991 and Senior Director, Management Information Systems from 1991 to 1993. Prior to joining the Corporation in 1989, Mr. Powers was Director, Research and Technical Support at Stratus Computer, Inc., a manufacturer of fault tolerant computer systems, from 1981 to 1989.

     Larry C. Gretzinger, 51, Vice President, Quality since 1997. Prior to joining the Corporation in 1997, Mr. Gretzinger was employed at Racal-Datacom, Inc., a designer, manufacturer and service provider of data communications equipment, where he held the position of Vice President, Corporate Quality from 1994 to 1997. Previous positions during his eight year tenure at Racal-Datacom, Inc. included Director, Quality; Manager, Quality Systems; and Manager, Master Scheduling.

     Thomas A. St. Germain, 61, Vice President, Financial Services since 1998. Prior to joining the Corporation in 1998, Mr. St. Germain was employed at Summa Four, Inc., a manufacturer of specialized digital switches, since 1993, where he held the position of Senior Vice President, Chief Financial Officer and Treasurer.

     H. Allen Henderson, 51, Vice President, Vicor Corporation; President, Westcor Division since March 1999. Mr. Henderson held the position of General Manager of the Westcor division from 1987 to 1999 and Sales Manager from 1985 to 1987. Prior to joining the Corporation in 1985, Mr. Henderson was employed at Boschert, Inc., a manufacturer of power supplies, since 1984, where he held the position of Director of Marketing.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth the beneficial ownership of the Corporation's Common Stock and Class B Common Stock held by (i) each person or entity that is known to the Corporation to be the beneficial owner of more than five percent of the outstanding shares of either class of the Corporation's common stock, (ii) each Director of the Corporation, (iii) each of the executive officers of the Corporation named in the Summary Compensation Table, and (iv) all Directors and executive officers as a group, based on representations of the Directors and executive officers of the Corporation as of March 31, 1999, a review of filings on Schedules 13D, 13F and 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and holdings reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") with respect to December 31, 1998. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares. The information in the table reflects shares outstanding of each class of common stock on March 31, 1999, and does not, except as otherwise indicated below, take into account conversions after such date of shares of Class B Common Stock into Common Stock. Subsequent conversions of Class B Common Stock into Common Stock will increase the voting control of persons who retain shares of Class B Common Stock. The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of March 31, 1999, a total of 41,324,482 shares of common stock were outstanding, of which 29,282,073 were shares of Common Stock entitled to one vote per share and 12,042,409 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.


                                                                         Percent of   Percent of Class B
                                                        Total           Common Stock    Common Stock        Percent
                           Name of                      Number          Beneficially    Beneficially      of Voting
                     Beneficial Owner (1)             of Shares (2)(3)      Owned           Owned            Power
                     --------------------             ----------------   -----------    ------------      ----------
Patrizio Vinciarelli ...............................    20,986,650           34.0%           91.5%           80.3%
Estia J. Eichten ...................................     1,247,964(4)         1.9%            5.7%            5.0%
M. Michael Ansour ..................................        29,000            *               *               *
David T. Riddiford .................................       208,736(5)         *               *               *
Richard E. Beede ...................................       114,102(6)         *               *               *
Jay M. Prager ......................................       144,868            *               *               *
David W. Nesbitt ...................................        85,653            *               *               *
Barry Kelleher .....................................        56,982            *               *               *
All Directors and executive officers as a group
     (12 persons) ..................................    22,848,227           37.7%           98.0%           85.6%
Nevis Capital Management, Inc ......................     3,148,444           10.8%            *               2.1%
   119 St. Paul Street, Baltimore, MD 21202

-----------------
   * Less than 1%

(1) The address of Mr. Eichten is: c/o Fermi National Accelerator Laboratory, Kirk Road and Pine Street, Batavia, IL 60510. The address of each other person named in the table, but not specified therein, is: c/o Vicor Corporation, 25 Frontage Road, Andover, MA 01810.

(2) Includes shares issuable upon the exercise of stock options that are exercisable or will become exercisable on or before May 30, 1999 in the following amounts: Mr. Vinciarelli, 6,014 shares of Common Stock; Mr. Eichten, 6,000 shares of Common Stock; Mr. Ansour, 6,000 shares of Common Stock; Mr. Riddiford, 6,000 shares of Common Stock; Mr. Prager, 90,072 shares of Common Stock and 54,500 shares of Class B Common Stock; Mr. Nesbitt, 85,653 shares of Common Stock; Mr. Kelleher, 56,982 shares of Common Stock; and all Directors and executive officers as a group, 11,046,379 shares of Common Stock and 11,801,848 shares of Class B Common Stock.

(3) The calculation of the number of shares includes the following: for Mr. Vinciarelli, 9,963,002 shares of Common Stock representing 34.0% of such class and 11,023,648 shares of Class B Common Stock representing 91.5% of such class; and for Mr. Eichten, 557,264 shares of Common Stock representing 1.9% of such class and 690,700 shares of Class B Common Stock representing 5.7% of such class.

(4) Includes 8,500 shares of Common Stock beneficially owned by Mr. Eichten's spouse as to which Mr. Eichten disclaims beneficial ownership.

(5) Includes 101,236 shares of Common Stock held by Venture Founders Partners Limited Partnership. Mr. Riddiford, a Director of the Corporation, is a general partner of the general partner of Venture Founders Partners Limited Partnership. Also includes 4,500 shares of Common Stock beneficially owned by Mr. Riddiford's spouse as to which Mr. Riddiford disclaims beneficial ownership.

(6) Includes 600 shares of Common Stock beneficially owned by Mr. Beede's spouse and 1,200 shares of Common Stock beneficially owned by two relatives as to which Mr. Beede disclaims beneficial ownership.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows for the fiscal years ended December 31, 1996, 1997 and 1998 the compensation paid by the Corporation to the Chief Executive Officer and the other four most highly compensated executive officers who earned more than $100,000 during 1998.


                                                      ANNUAL COMPENSATION                     LONG TERM
                                             ---------------------------------------      COMPENSATION AWARDS
                                                                         OTHER ANNUAL     -------------------
NAME AND                                                                 COMPENSATION      SHARES UNDERLYING
PRINCIPAL POSITION                    YEAR   SALARY($)    BONUS ($)         ($)(1)             OPTIONS (#)
------------------                    ----   ---------    ---------      ------------       -----------------
P. Vinciarelli....................... 1998    198,846       --              9,515              7,389
President & Chief                     1997    190,615       --              8,820             10,574
Executive Officer                     1996    170,615       --              6,680              5,369

R. Beede (2)......................... 1998    199,278     23,232            9,685              5,612
Former Sr. Vice President             1997    163,857     21,884            9,124              7,601
Marketing                             1996    151,846     14,207            7,965              6,126

J. Prager............................ 1998    173,154       --              5,290              7,038
Sr. Vice President                    1997    168,115       --              9,119              9,620
Tehnology                             1996    151,846       --             10,558              8,236

B. Kelleher.......................... 1998    154,230     14,540           14,172              6,805
Sr. Vice President                    1997    145,914     13,667            9,465              2,626
Global Operations                     1996    137,077     13,500            9,989              3,516

D. Nesbitt........................... 1998    154,230     21,744            9,039              2,683
Sr. Vice President                    1997    147,712     17,967            9,040              3,866
North & South American Sales          1996    137,077     16,301            9,752              3,516

----------

(1) This column sets forth the cost of providing certain perquisites and benefits to the named executive officers. The amounts shown relate primarily to automobile allowances, which were as follows: for Mr. Vinciarelli, $9,242 in 1998, $8,610 in 1997, and $6,005 in 1996; Mr. Beede, $7,746 in 1998,
    $6,650 in 1997, and $6,813 in 1996; Mr.  Prager,  $5,017 in 1998,  $8,909 in
    1997, and $9,206 in 1996; Mr. Kelleher,  $8,007 in 1998, $7,760 in 1997, and
    $7,889 in 1996; and Mr. Nesbitt,  $8,044 in 1998, $7,916 in 1997, and $8,165
    in 1996.

(2) Mr. Beede resigned from the Corporation effective December 31, 1998.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options during the fiscal year ended December 31, 1998 to the Chief Executive Officer and each other executive officer named in the Summary Compensation Table. All stock options granted in 1998 relate to shares of the Corporation's Common Stock. No stock appreciation rights ("SARs") have been granted by the Corporation. The table also shows the value of the options granted at the end of the option terms if the price of the Corporation's Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the price of the Common Stock will appreciate at the rates shown in the table. If the price of the Common Stock appreciates, the value of the Common Stock held by all stockholders will increase.

                                       INDIVIDUAL GRANTS
                       --------------------------------------------------------
                                                                                  POTENTIAL REALIZABLE VALUE AT
                        SHARES                                                       ASSUMED ANNUAL RATES OF
                      UNDERLYING                                                   STOCK PRICE APPRECIATION FOR
                       OPTIONS   %OF TOTAL OPTIONS    EXERCISE OR                        OPTION TERM
                       GRANTED  GRANTED TO EMPLOYEES  BASE PRICE     EXPIRATION  -----------------------------
         NAME           (#)       IN FISCAL YEAR        ($/Sh)           DATE         5%($)         10%($)
        -----          ------    ------------------- ----------       ----------     ------        ------

P. Vinciarelli....... 1,416(1)         0.17%           $28.25         3/02/2000    $  4,100      $  8,400
                      3,540(2)         0.42             28.25         3/02/2008      62,893       159,382
                        427(3)         0.05             23.13         1/27/2008       6,211        15,741
                        241(4)         0.03             31.13         1/02/2008       3,686        10,313
                         32(4)         0.00             31.13         1/02/2008         489         1,369
                        120(5)         0.01             28.00         1/07/2008       2,113         5,355
                        192(6)         0.02             26.00         1/09/2008       3,139         7,956
                        186(6)         0.02             26.88         1/09/2008       2,878         7,544
                        130(9)         0.02             25.75        12/23/2008      (1,641)         (630)
                        572(9)         0.07              8.75        12/23/2008       2,505         6,953
                        533(3)         0.06             23.13         1/27/2008       7,753        19,648

 R. Beede............   779(2)         0.09             28.25         3/02/2008      13,840        35,073
                      2,833(2)         0.34             28.25         3/02/2008      50,332       127,551
                      2,000(7)         0.24             13.88         6/25/2008      17,458        44,242

J. Prager............ 1,232(1)         0.15             28.25         3/02/2000       3,567         7,309
                        779(2)         0.09             28.25         3/02/2008      13,840        35,073
                      2,464(2)         0.29             28.25         3/02/2008      43,776       110,937
                         47(3)         0.01             23.13         1/27/2008         684         1,733
                        457(3)         0.05             23.13         1/27/2008       6,648        16,847
                         59(3)         0.01             23.13         1/27/2008         858         2,175
                      2,000(7)         0.24             13.88         6/25/2008      17,458        44,242

B. Kelleher..........   708(2)         0.08             28.25         3/02/2008      12,579        31,876
                      1,097(2)         0.13             28.25         3/02/2008      19,490        49,390
                      5,000(8)         0.59             20.00         5/07/2008      54,745       146,406

D. Nesbitt...........   708(2)         0.08             28.25         3/02/2008      12,579        31,876
                      1,975(2)         0.24             28.25         3/02/2008      35,088        88,921

-----------

(1) These options were granted on March 2, 1998 and became exercisable on October 26, 1998.

(2) These options were granted on March 2, 1998 and become exercisable in five equal annual installments on each anniversary of the date of grant.

(3) These options were granted on January 27, 1998 and become exercisable in five equal annual installments on each anniversary of the date of grant.

(4) These options were granted on January 2, 1998 and become exercisable in five equal annual installments on each anniversary of the date of grant.

(5) These options were granted on January 7, 1998 and become exercisable in five equal annual installments on each anniversary of the date of grant.

(6) These options were granted on June 9, 1998 and become exercisable in five equal annual installments on each anniversary of the date of grant.

(7) These options were granted on June 25, 1998 and become exercisable in five equal annual installments on each anniversary of the date of grant.

(8) These options were granted on May 7, 1998 and become exercisable in five equal annual installments on each anniversary of the date of grant.

(9) These options were granted on December 23, 1998 and become exercisable in five equal annual installments on each anniversary of the date of grant.



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth the shares acquired and the value realized upon exercise of stock options during the fiscal year ended December 31, 1998 by the Chief Executive Officer and each other executive officer named in the Summary Compensation Table and certain information concerning the number and value of unexercised options.



                                                                         NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                                  SHARES ACQUIRED    VALUE          OPTIONS AT FISCAL YEAR-END(#)  OPTIONS AT FISCAL YEAR-END($)(1)
NAME                               ON EXERCISE(#)   REALIZED($)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                              --------------   -----------     ------------    -------------   -----------    -------------
P. Vinciarelli..................            0        $ 0.00                   0         572         $        0     $      143
R. Beede........................            0          0.00               9,312           0             10,697              0
J. Prager.......................            0          0.00             125,530           0            925,340              0
B. Kelleher.....................            0          0.00                   0           0                  0              0
D. Nesbitt......................            0          0.00              70,290           0            361,799              0


----------

(1) Equal to the market value of shares covered by in-the-money options on December 31, 1998, less the aggregate option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. All values assume conversion of any shares of Class B Common Stock to Common Stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board of Directors of the Corporation (the "Committee") consists of David T. Riddiford, Estia J. Eichten, and M. Michael Ansour, all of whom are non-employee directors. Mr. Ansour was elected to the Committee in June 1998. The Committee establishes the terms of and grants awards under the Corporation's 1993 Plan, the 1998 Plan and other benefit plans. The Committee also approves compensation policies for executive officers.

Compensation Policies for Executive Officers

     The Corporation's compensation program for executive officers currently consists primarily of a base salary and awards of stock options. In addition to base salary, the Corporation provides certain benefits to executive officers, such as the use of automobiles or automobile allowances, and enhanced health insurance coverage, that are not available to employees generally.

     Salary levels for executive officers are proposed by management and approved by the Committee. In connection with salary adjustments made in the beginning of 1998, the Committee reviewed compensation information from a national survey of the high tech industry. This survey contained data from over four hundred companies, including the Corporation. The survey included information from certain of the companies contained in the peer group used in formulating the Stock Performance Graph appearing on page 10, but was not limited to those companies. The Committee believes that most salary levels for executive officers of the Corporation are comparable to the median salary levels of the companies surveyed.

     The primary element of the Corporation's incentive compensation program has been the granting of options to purchase shares of the Corporation's Common Stock under the Corporation's 1993 Plan. Substantially all of the Corporation's employees, including its executive officers, participate in the Corporation's 1993 Plan and are expected to participate in the 1998 Plan. The 1993 Plan and the 1998 Plan are designed to give each participating employee an ownership interest in the Corporation and to align the interests of the employees with those of the Corporation's stockholders.

     Stock options are granted to employees and executive officers based upon guidelines established by the Board of Directors and the Committee. The number of continuation option awards ("Continuation Awards") granted to executive officers in 1998 was based on a formula, which calculates the product of two times the executive officer's merit salary increase (based on the executive officer's performance review) divided by the market value per share of the Corporation's Common Stock on the date of grant. The number of shares to be granted was approved by the Committee, and was not based on any corporate or business unit performance measures. All Continuation Awards were made with a 5-year vesting schedule.

     In addition to Continuation Awards under the 1993 Plan, the Corporation has in the past granted short-term "bonus" stock options to all eligible employees and officers (except those who participate in the Corporation's sales incentive plan), that are exercisable for approximately two years. These grants were designed to provide a short-term incentive under the 1993 Plan. In 1998, the Corporation granted "bonus" options at a rate of twenty percent of base salary divided by the market value per share of the Corporation's Common Stock on the date of grant to all participating executive officers and employees of the Corporation. Management recommends the grant of these options and the Committee does not use specific or weighted criteria relating to performance of the Corporation in determining whether to grant these awards. Although options of this type have typically been granted over the past few years at the rate of twenty percent of base salary divided by the market value per share of the Corporation's Common Stock on the date of grant to all eligible employees, this program is discretionary and may be changed in the future.

     Also in 1998, the Corporation granted "long-term" stock options to all eligible employees and officers. The long-term option awards are based upon the employee's length of service. They are granted at a rate of twenty percent of base salary for up to five years of service, divided by the market value per share of the Corporation's Common Stock on the date of grant, and become exercisable over a five year period. The rate increases to thirty percent at five years of service, then increases an additional two percent for each year of service up to a maximum of fifty percent at fifteen years of service.

     Finally, to the extent applicable to the Corporation, the Committee intends to review and to take any necessary and appropriate steps to ensure that the Corporation complies with certain income tax regulations, which if not satisfied would limit the deductibility of executive compensation above specified amounts.

Compensation of Chief Executive Officer

     The Committee approves the annual salary for Mr. Vinciarelli, the Corporation's Chief Executive Officer. The Committee does not have specific criteria, either in terms of individual or corporate performance, in evaluating the base salary of the Chief Executive Officer. In light of the relatively low cash compensation paid to the Chief Executive Officer, the Committee has not attempted to relate compensation of the Chief Executive Officer to the performance of the Corporation. Based on salary data from the survey discussed above, and other sources, the Committee believes that the Chief Executive Officer's salary is at the lower end of the range of salaries for CEOs of comparable companies.

     In 1998, the Committee determined to include Mr. Vinciarelli in the granting of stock options described above as "bonus" and "long-term" options. However, as in prior years, the Corporation continued to exclude Mr. Vinciarelli from the granting of Continuation Awards because of Mr. Vinciarelli's significant stock holdings in the Corporation and the practice of basing such awards on performance reviews that were typically prepared by Mr. Vinciarelli.

               Submitted by the Executive Compensation Committee:
                                M. Michael Ansour
                                Estia J. Eichten
                               David T. Riddiford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Eichten, Mr. Riddiford, and Mr. Ansour serve on the Committee. Mr. Eichten serves as President of VLT Corporation, the Corporation's licensing subsidiary, but receives no compensation for such service. Messrs. Riddiford and Ansour do not serve as officers of the Corporation. The Corporation is not aware of any compensation committee interlocks.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1999, the Corporation made a personal loan to Mr. Vinciarelli, the President and Chief Executive Officer of the Corporation in the amount of
$50,000. During 1997, the Corporation made five personal loans to Mr. Vinciarelli in the aggregate amount of $246,511. The loans are for terms of five years, are unsecured and bear interest at the higher of the prime rate less one percent or the applicable federal rate under the Internal Revenue Code of 1986, as amended. Including prior borrowings, the largest aggregate amount of all indebtedness outstanding at anytime since January 1, 1998 was $1,809,997, including accrued interest. The aggregate amount of all such loans outstanding as of April 19, 1999 was approximately $1,809,997, including accrued interest.

     In November 1995, the Corporation made a personal loan to Mr. Nesbitt, the Senior Vice President of North and South American Sales of the Corporation in the amount of $66,000. The loan is for a term of five years, is unsecured and bears interest at the prime rate less one percent. The largest aggregate amount of this indebtedness outstanding at anytime since January 1, 1998 was $41,881. The aggregate amount outstanding as of April 19, 1999 was approximately $23,800, including accrued interest.

     During 1997, the Corporation made two personal loans to Mr. Gretzinger, Vice President, Quality of the Corporation in the aggregate amount of $45,000. One note in the amount of $35,000 was repaid in 1998. A note in the amount of $10,000 is for a term of five years and is unsecured. The note bears interest at the prime rate less one percent. The largest aggregate amount of all indebtedness outstanding at anytime since January 1, 1998 was $45,649. The aggregate amount outstanding as of April 19, 1999 was approximately $11,055, including accrued interest.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     The graph set forth below presents the cumulative, five-year stockholder return for each of the Corporation's Common Stock, the Standard & Poor's 500 Index and an index of peer group companies selected by the Corporation (the "Peer Group"). The Peer Group consists of ten publicly-traded companies in the specialty electronic component industry: AMP Incorporated; Analog Devices Incorporated; Burr-Brown Corporation; Cypress Semiconductor Corporation; Dallas Semiconductor Corporation; Integrated Device Technology Incorporated; Intel Corporation; Linear Technology Corporation; LSI Logic Corporation and Xilinx Incorporated. The Corporation's Common Stock began trading publicly on April 3, 1990. The graph assumes an investment of $100 on December 31, 1993 in each of the Corporation's Common Stock, the Standard & Poor's 500 Index, and the Peer Group and assumes reinvestment of all dividends. The graph is market capitalization-weighted.


                    COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                     AMONG VICOR CORPORATION, S&P 500 INDEX
                      AND AN INDEX OF PEER GROUP COMPANIES

 Measurement Period               Vicor             S&P         Peer Group
(Fiscal Year Covered)         Corporation        500 Index      Companies
---------------------         -----------        ---------     -----------
Measurement Pt-12/31/93        $   100.00       $   100.00     $   100.00
               12/31/94        $   111.96       $   101.32     $   113.81
               12/31/95        $   173.91       $   139.40     $   180.39
               12/31/96        $   145.10       $   171.40     $   342.60
               12/31/97        $   235.87       $   228.59     $   366.91
               12/31/98        $    78.26       $   293.91     $   590.54


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's executive officers and Directors, and persons who own more than 10% of a registered class of the Corporation's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the SEC and NASDAQ. Insiders are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 1998, all transactions in the Corporation's securities that were engaged in by Insiders, and therefore required to be disclosed pursuant to Section 16(a) of the Exchange Act, were timely reported.

                              INDEPENDENT AUDITORS

     The Corporation has selected Ernst & Young LLP as the independent auditors for the Corporation for the fiscal year ending December 31, 1999. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement. The representative is expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Corporation on or before December 29, 1999 in order to be considered for inclusion in the Corporation's proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Corporation's proxy statement and form of proxy and should be directed to: Vicor Corporation, 25 Frontage Road, Andover, Massachusetts 01810, Attention: Secretary. It is suggested that any stockholder proposal be transmitted by certified mail, return receipt requested.

     Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to stockholder proposals, other than proposals to be considered for inclusion in the Corporation's proxy statement described above, that the Corporation receives at the above address after March 30, 2000. These proxies will also confer discretionary voting authority with respect to stockholder proposals, other than proposals to be considered for inclusion in the Corporation's proxy statement described above, that the Corporation receives on or before March 30, 2000, subject to SEC rules governing the exercise of this authority.

                                                                  Form of Proxy
COMMON                              VICOR CORPORATION             COMMON

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 24, 1999

           THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF DIRECTORS AND
                    MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby constitutes and appoints Patrizio Vinciarelli and Mark A. Glazer, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Vicor Corporation (the "Corporation") held by the undersigned at the close of business on April 30, 1999, at the Annual Meeting of Stockholders to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Thursday, June 24, 1999 at 5:00 p.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation's 1998 Annual Report to Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

--------------------------------------------------------------------------------
    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

---------------------------           ----------------------------------

---------------------------           ----------------------------------

---------------------------           ----------------------------------

[ X]  PLEASE MARK VOTES
      AS IN THIS EXAMPLE
------------------------------------                   1. Proposal to elect the following Directors: For All     With-   For All
      VICOR CORPORATION                                                                              Nominees    hold    Except
------------------------------------                   M. Michael Ansour     Jay M. Prager            [ ]        [ ]      [ ]
       COMMON STOCK                                    Estia J. Eichten      David T. Riddiford
                                                       Barry Kelleher        Patrizio Vinciarelli

                                                       If you do not  wish  your shares voted  "For" a particular nominee, mark the "For All  Except" box and strike a line through the name(s)of the nominee(s). Your shares will  be  voted  for  the remaining nominee(s).

                                            -------    Mark box at right if an address change or comment has [ ]
Please be sure to sign and date this Proxy.  Date      been noted on the reverse side of this card.
----------------------------------------------------

---Stockholder sign here----------Co-owner sign here----------------

Detach Card                                                         Detach  Card

                                VICOR CORPORATION

Dear Stockholder,

Please take note of the  important  information  enclosed  with this Proxy Card,
which  includes   issues  related  to  the  management  and  operation  of  your
Corporation  that require  your  immediate  attention  and  approval.  These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of  Stockholders  on June
24, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vicor Corporation

                                                                Form of Proxy

CLASS B COMMON                 VICOR CORPORATION                CLASS B COMMON

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 24, 1999

           THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF DIRECTORS AND
                    MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby constitutes and appoints Patrizio Vinciarelli and Mark A. Glazer, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Class B Common Stock of Vicor Corporation (the "Corporation") held by the undersigned at the close of business on April 30, 1999, at the Annual Meeting of Stockholders to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Thursday, June 24, 1999 at 5:00 p.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation's 1998 Annual Report to Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

--------------------------------------------------------------------------------
    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

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


[ X]  PLEASE MARK VOTES
      AS IN THIS EXAMPLE
------------------------------------                   1. Proposal to elect the following Directors: For All     With-    For All
      VICOR CORPORATION                                                                              Nominees    hold      Except
-----------------------------------                    M.Michael Ansour      Jay M. Prager             [ ]       [ ]        [ ]
      CLASS B COMMON STOCK                             Estia J. Eichten      David T. Riddiford
                                                       Barry Kelleher        Patrizio Vinciarelli

                                                       If you do not  wish  your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s)of the nominee(s). Your shares will  be  voted  for  the remaining nominee(s).
                                           -------
Please be sure to sign and date this Proxy.   Date     Mark box at right if an address change or comment has [ ]
----------------------------------------------------   been noted on the  reverse side of this card.

---Stockholder sign here----------Co-owner sign here----------------

Detach Card                                                         Detach  Card

                                VICOR CORPORATION

Dear Stockholder,

Please take note of the  important  information  enclosed  with this Proxy Card,
which  includes   issues  related  to  the  management  and  operation  of  your
Corporation  that require  your  immediate  attention  and  approval.  These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of  Stockholders  on June
24, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vicor Corporation